EXHIBIT 4-B-36










                           METROPOLITAN EDISON COMPANY

                                       TO

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                    Trustee.





                             SUPPLEMENTAL INDENTURE






                             Dated as of May 1, 1997







                                   UNITED STATES TRUST COMPANY OF NEW YORK
                                   hereby certifies that its Residence
                                   and Post Office Address is
                                   114 West 47th Street
                                   New York, New York 10036-1532

                                   UNITED STATES TRUST COMPANY OF NEW YORK

                                   By





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THIS  SUPPLEMENTAL  INDENTURE,  made as of the 1st  day of  May,  1997,  between
METROPOLITAN EDISON COMPANY, a corporation of the Commonwealth of Pennsylvania, hereinafter sometimes referred to as the "Company", party of the first part, and UNITED STATES TRUST COMPANY OF NEW YORK, a national banking association organized and existing under the laws of the United States of America, having its principal place of business in New York, New York, as Trustee under the Mortgage hereinafter referred to, hereinafter sometimes referred to as the "Trustee", party of the second part;
        WHEREAS, the Company has heretofore executed and delivered to Guaranty Trust Company of New York, as Trustee, its Indenture dated November 1, 1944 (hereinafter sometimes referred to as the "Original Indenture"), which was duly amended and supplemented by various indentures supplemental thereto, and which is hereby further supplemented by this Supplemental Indenture, all of which are herein collectively referred to as the "Mortgage"; and
        WHEREAS, United States Trust Company of New York is the successor Trustee under the Mortgage; and
     WHEREAS, the Company has entered into a Pollution Control Facilities Loan Agreement (hereinafter sometimes referred to as the "Agreement") dated as of May 1, 1997 with Indiana County Industrial Development Authority (hereinafter sometimes referred to as the "Authority"), a public instrumentality of the Commonwealth of Pennsylvania and a body corporate and politic,


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organized by the County of Indiana,  Pennsylvania  and duly  existing  under the
Pennsylvania   Economic  Development   Financing  Law  (formerly  known  as  the
Pennsylvania Industrial and Commercial Development Authority Law, as amended), pursuant to which the proceeds of the issuance by the Authority of its Pollution
Control   Revenue   Bonds,   1997   Series  A   (Metropolitan   Edison   Company
Project)(hereinafter sometimes referred to as the "Authority Bonds") under a Trust Indenture dated as of May 1, 1997 (hereinafter sometimes referred to as the "Authority Indenture") between the Authority and United States Trust Company of New York, as Trustee (hereinafter sometimes referred to as the "Authority Trustee") are to be used to provide funds to pay the costs of refunding the $13,690,000 aggregate principal amount of the Authority's Promissory Revenue Notes (Metropolitan Edison Company Project) which provided financing for a portion of the Company's share of a project consisting of the acquisition and construction of certain solid waste disposal facilities (hereinafter sometimes referred to as the "Project Facilities") at the Conemaugh Generating Station in Indiana County, Pennsylvania which are owned as tenants-in-common by various utilities, including the Company; and
        WHEREAS, to satisfy its obligations under the Agreement, the Company desires by this Supplemental Indenture to create, and to define, in so far as the same is permitted by the Original Indenture, the form of and certain other matters with respect to
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the series of bonds to be issued under the  Mortgage,  to be  designated  "First
Mortgage Bonds, 5.95% Series A due May 1, 2027" (hereinafter sometimes referred to as the "bonds of the New Series"), and to provide for the issuance thereof only as fully registered bonds; and
        WHEREAS,  all  conditions  and  requirements   necessary  to  make  this
Supplemental Indenture a valid, binding and legal instrument, in accordance with its terms, and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized:
        NOW,  THEREFORE,   THIS  SUPPLEMENTAL  INDENTURE  WITNESSETH:   That  in
consideration of the premises, and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustee at or before the ensealing and delivery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants and agrees to and with the Trustee and its successors in the trusts under the Mortgage, as follows:

                                   ARTICLE I.

                        Creation of First Mortgage Bonds,
                          5.95% Series A due 2027, and
              Specification of Certain Matters with Respect Thereto

        SECTION 1. The Company hereby creates a series of bonds, limited in principal amount, as herein provided, to be issued under and secured by the Mortgage, and to be designated and to be distinguished from bonds of all other series by the title "First Mortgage Bonds, 5.95% Series A due May 1, 2027".
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     SECTION 2. Bonds of the New Series for the  aggregate  principal  amount of
Thirteen Million Six Hundred Ninety Thousand Dollars ($13,690,000) may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company upon receipt by the Trustee of the consideration and supporting documentation required to be delivered to the Trustee in connection with the issuance of bonds as provided in the Mortgage.
     SECTION 3. Each bond of the New Series shall be dated the date of its authentication, and shall bear interest from the interest payment date to which interest has been paid or duly provided for with respect to bonds of the New Series next preceding the date of its authentication, unless its authentication date is (i) an interest payment date to which interest has been paid, in which case it shall bear interest from such date, (ii) prior to November 1, 1997 in which case it shall bear interest from May 1, 1997, or (iii) after the fifteenth day of the calendar month next preceding an interest payment date, in which event it shall be dated and bear interest from the next interest payment date. Unless previously redeemed or repurchased pursuant to the provisions hereof and of the Mortgage, each bond of the New Series shall be payable on May 1, 2027, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private
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debts,  and shall bear interest  payable in like coin or currency at the rate of
5.95% per annum and from the respective dates specified in the form of the bonds of the New Series, payable semi-annually on May 1 and November 1 of each year (commencing November 1, 1997) until maturity, and at maturity at the highest rate of interest borne by any of the bonds outstanding under the Mortgage from such date of maturity until they shall be paid or payment thereof shall have been duly provided for, and (to the extent that payment of such interest is enforceable under applicable law) interest on any overdue installment of interest shall be payable at the highest rate of interest borne by any of the bonds outstanding under said Mortgage. Except as otherwise provided in any agreement entered into as hereinafter provided, principal of and interest on the bonds of the New Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York.
        The Company and the Trustee may enter into a written agreement with an institutional holder of any bond of the New Series providing, so long as such holder or any nominee of such holder is the holder of any such bond, for payment of principal thereof and interest thereon to be made by the Company directly to such holder by check mailed to an address specified therefor or by bank wire or interbank transfer of immediately available funds for credit to a bank account specified therefor, or at such

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other  address as such  holder  shall have  designated  to the  Company  and the
Trustee in writing for such purpose, in each case without surrender or presentation of such bond to the Company or the Trustee or the making of any notation thereon, except that any bond to be paid or redeemed in full shall be surrendered at the office or agency of the Company in the Borough of Manhattan, The City of New York for cancellation in order to receive payment, provided that under such agreement such holder shall agree that (a) before disposing of any such bond, such holder will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and (b) such holder will indemnify the Company and the Trustee against any and all costs, expenses and liabilities arising out of any payment of principal of any such holder's bonds without presentment thereof to the Trustee. Any such agreement shall also provide that the holder of the bonds shall, within three business days of the payment of principal thereof or of interest thereon or default therein, give to the Trustee written notice of the receipt of the payment of such principal or interest or of a default in such payment, as the case may be. The Company hereby authorizes the Trustee (and any paying agent for the bonds of the New Series) to comply with each such agreement so delivered to the Trustee, notwithstanding the provisions of the Mortgage and of the bonds of the New Series, to place a legend on any bonds of the New Series which are subject to any such agreement describing

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the terms  thereof.  The  Trustee  shall be  entitled  to  presume,  without any obligation to verify independently, that the Company has made all payments related to principal (other than payment or redemption in full or repurchase of any bonds of the New Series) and interest on bonds of the New Series directly to the holder thereof who has entered into such agreement unless such holder shall otherwise notify the Trustee.
        Bonds of the New Series shall be issuable only as fully registered bonds in the denominations of $5,000 and any integral multiple thereof, and may be exchanged, in the manner and subject to the limitations provided in the Mortgage, for a like aggregate principal amount of bonds of the New Series of other authorized denominations without charge except for any tax or taxes or other governmental charges incident to such exchange.
        Bonds of the New Series are subject to redemption at the option of the Company on any date on or after May 1, 2007, in whole or in part by lot at the applicable optional redemption price shown below as a percentage of the principal amount, plus interest accrued to the redemption date:

Redemption Periods                            Optional Redemption
(both dates inclusive)                        Price
----------------------                        ---------------------

May 1, 2007 through April 30, 2008            102%
May 1, 2008 through April 30, 2009            101%
May 1, 2009 and thereafter                    100%

        Bonds of the New Series shall be redeemable at the option of the Company in whole, at any time prior to maturity, at 100% of the principal amount thereof, together with accrued interest to

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the  redemption  date  if any one or more of the  following  events  shall  have occurred, as evidenced in each case by a certificate of the Company delivered to the Trustee to the effect that one of such events has occurred, and describing the same: (i) the Company shall have determined that the continued operation of the Project Facilities is impracticable, uneconomical or undesirable for any reason; or (ii) all or substantially all of the Project Facilities shall have been condemned or taken by a competent authority; or (iii) the operation of the Project Facilities shall have been enjoined or shall have been otherwise prohibited by, or shall conflict with, any order or rule of any court of
competent   jurisdiction  or  any  federal,  state  or  local  regulatory  body, administrative agency or other governmental body having jurisdiction over the Project Facilities.
        Bonds of the New Series shall be subject to redemption as a whole, as more fully provided in Section 8.08 of the Mortgage, at 100% of the principal amount thereof, together with accrued interest to the redemption date, in the event (a) that all the outstanding common stock of the Company shall be acquired by some governmental body or instrumentality and the Company elects to redeem all the bonds of all series, the redemption date in any such event to be not more than one hundred twenty (120) days after the date on which all said stock is so acquired, or (b) that all or substantially all of the mortgaged property constituting bondable property which at the time shall be subject

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to the lien of the  Mortgage as a first lien shall be released  from the lien of the Mortgage pursuant to the provisions thereof, and available moneys in the hands of the Trustee, including any moneys deposited by the Company for the purpose, are sufficient to redeem all the bonds of all series at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.
        Notice with respect to any redemption of the bonds of the New Series shall be mailed by the Company to the Authority, the Authority Trustee and the Trustee not less than forty-five (45) days and not more than ninety (90) days prior to the redemption date and shall specify the matters set forth in the penultimate sentence of the first paragraph and, if applicable, the second sentence of the third paragraph of Section 8.02 of the Original Indenture. Each holder of bonds of the New Series by the acceptance of such bonds waives the right to any publication of a notice of such redemption in any newspaper as specified in Section 8.02 of the Original Indenture.
        Any redemption of the bonds of the New Series may be effected out of cash deposited pursuant to Sections 5.06, 5.07 and 5.08 or Article IX of the Original Indenture, the premium, if any, and accrued interest in case of any such redemption to be provided for by the Company pursuant to the provisions of
Section 8.07 of the Original Indenture.

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Bonds of the New Series are subject to  mandatory  redemption  in whole,  or, if less than all of the Authority Bonds are then subject to mandatory redemption pursuant to Section 6.05 of the Authority Indenture, in part in an amount equal to the Authority Bonds then subject to redemption, upon a redemption date (which date shall be fixed by the Company, after receipt by the Trustee and the Company of a written demand for redemption by the Authority Trustee, in a written notice mailed by the Company to the Trustee and to the Authority Trustee at least forty-five (45) days prior to the date so fixed) which shall be within 120 days (or, in the absence of a written notice mailed by the Company, as aforesaid, on the 120th day) after a final determination by a court of competent jurisdiction or an administrative agency, to the effect that, as a result of a failure by the Company to perform or observe any covenant, condition or agreement on its part to be observed or performed under the Agreement or the inaccuracy of any representation by the Company under the Agreement, the interest payable on the Authority Bonds is includable for Federal income tax purposes in the holder's gross income, other than any holder of the Authority Bonds who is a substantial user of the Project Facilities or a "related person" within the meaning of
Section 147(a) of the Internal Revenue Code of 1986, as amended (the "Code") to the extent necessary in order to redeem the Authority Bonds so that interest payable on the Authority Bonds remaining outstanding after such redemption of

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the  Authority  Bonds would not, in the opinion of recognized  bond counsel,  be included in the gross income of any holders, other than a holder of an Authority Bond who is a Asubstantial user@ of the Project Facilities or a Arelated person@ within the meaning of Section 147(a) of the Code. No determination by any court or administrative agency shall be considered final unless the Company shall have been given timely notice of the proceeding which resulted in such determination and an opportunity to participate in such proceeding, either directly or through a holder of an Authority Bond, to a degree it deems sufficient and until the conclusion of any appellate review or rehearing sought by any party to such proceeding or the expiration of the time for seeking such review or hearing. The Company shall not redeem bonds of the New Series if it receives a written cancellation of the written demand from the Authority Trustee. Any such written demand from the Authority Trustee or a cancellation of such written demand shall be executed on behalf of such Authority Trustee by its President or a Vice President or a trust officer and shall be deemed received by the Trustee when delivered at its corporate trust office in the Borough of Manhattan, The City of New York. The Trustee may conclusively rely as to the truth of the statements contained therein, upon any such demand or cancellation.
        Bonds of the New Series are subject to mandatory repurchase by the Company prior to maturity at 100% of the principal amount thereof, plus interest accrued to the repurchase date, in whole,

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upon a  repurchase  date  (which date shall be fixed by the Company in a written notice mailed by the Company to the Trustee and to the Authority Trustee) which shall be within ten (10) days after receipt by the Trustee and the Company of a written demand for repurchase by the Authority Trustee, stating that the principal of all Authority Bonds then outstanding under the Authority Indenture has been declared to be immediately due and payable pursuant to the provisions of Section 8.02 thereof due to an event of default under Section 8.01 A, B, or C thereof.
        SECTION  4. So long as any of the  bonds  of the  New  Series  shall  be
secured  by  the  lien  of  the  Mortgage,   the  term  "minimum  provision  for
depreciation" when used for any purposes under the Mortgage and with reference to any period of time shall mean an amount computed pursuant to the provisions of Article I, Section 5 of the Supplemental Indenture dated March 1, 1952.
        SECTION 5. So long as any of the bonds of the New Series shall be secured by the lien of the Mortgage, clause (A)(II) of Section 1.06 of the Original Indenture shall be deemed amended as set forth in the quotation contained in Article I, Section 4 of the Supplemental Indenture dated May 1, 1960.
        SECTION 6. So long as any of the bonds of the New Series shall be secured by the lien of the Mortgage, the first sentence of Section 5.20 of the Original Indenture shall be deemed amended as set forth in the quotation contained in Article I, Section 6 of the Supplemental Indenture dated December 1, 1950.

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     SECTION 7. So long as any of the bonds of the New  Series  shall be secured by the lien of the Mortgage, the Company will keep and perform the covenants and agreements set forth in Article I, Section 7 of the Supplemental Indenture dated June 1, 1957, irrespective of whether any of the bonds of the series created by such Supplemental Indenture shall be then outstanding.

     SECTION 8. So long as any of the bonds of the New Series shall be secured by the lien of the Mortgage, the Company will keep and perform the covenants set forth in Article I, Section 4 of the Supplemental Indenture dated March 1, 1952, irrespective of whether any of the bonds of the series created by such Supplemental Indenture shall be then outstanding.

     SECTION 9. The Company covenants and agrees that,  notwithstanding  Section
2.03 of the Original Indenture, it will not charge any sum for or in connection with any exchange or registration of transfer of any bond of the New Series, but may require the payment of a sum sufficient to cover any tax or taxes or other governmental charges incident to any exchange or registration of transfer thereof.






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                                   ARTICLE II.

                       Form of the Bonds of the New Series

        The form of the bonds of the New Series and the Trustee's authentication certificate to be endorsed thereupon shall be substantially as follows, the denominations and numbers thereof to be appropriately inserted:

                    [FORM OF FACE OF BONDS OF THE NEW SERIES]

                           METROPOLITAN EDISON COMPANY
                          (Incorporated under the laws
                                     of the
                          Commonwealth of Pennsylvania)

                       FIRST MORTGAGE BOND, 5.95% SERIES A
                                 DUE May 1, 2027

    $                                                                       No.
        METROPOLITAN EDISON COMPANY, a corporation of the Commonwealth of Pennsylvania (hereinafter called the "Company"), for value received, hereby promises to pay to
               , as Trustee,  or registered  assigns,
                 DOLLARS on         ,                  , at the office or
agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts, and to pay interest thereon semi-annually on May 1 and November 1 of each year (commencing November 1, 1997), at the rate of 5.95% per annum, at said office or agency in like coin or currency, from May 1, 1997, or from the most recent interest payment date to which interest has been paid

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or duly provided for with respect to bonds of the aforesaid  series  (subject to certain exceptions provided in the Mortgage hereinafter mentioned), until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the highest rate of interest borne by any of the bonds outstanding under the Mortgage hereinafter mentioned from such date of maturity until this bond shall be paid or the payment hereof shall have been duly provided for, and (to the extent that payment of such interest is enforceable under applicable law) to pay interest on any overdue installment of interest at the highest rate of interest borne by any of the bonds outstanding under said Mortgage.
        Reference is hereby made to the further provisions of this bond set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
        This bond shall not become valid or obligatory for any purpose until United States Trust Company of New York, or its successor, as Trustee under the Mortgage, shall have signed the certificate of authentication endorsed hereon.
        IN WITNESS WHEREOF, METROPOLITAN EDISON COMPANY has caused this bond to be signed in its name by its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries.

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DATED:                                              METROPOLITAN EDISON COMPANY





                          By__________________________
                                 Vice President

ATTEST:



--------------------------
  Assistant Secretary






































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                 [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE

                           ON BONDS OF THE NEW SERIES]


                      TRUSTEE'S AUTHENTICATION CERTIFICATE




        This bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage.

                   UNITED STATES TRUST COMPANY OF NEW YORK, Trustee


                   By ______________________
                      Authorized Officer


                     FORM OF REVERSE OF BONDS OF THE NEW SERIES]
                                 METROPOLITAN EDISON COMPANY
                                (Incorporated under the laws
                                     of the
                          Commonwealth of Pennsylvania)


               FIRST MORTGAGE BOND, 5.95% SERIES A DUE May 1, 2027

        This bond is one of an issue of bonds of the Company (herein referred to as the "bonds"), not limited in principal amount except as in the Mortgage hereinafter mentioned provided, issuable in series, which different series and bonds of the same series may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned provided, and is one of a series known as its First Mortgage Bonds, 5.95% Series A due May 1, 2027 (herein referred to as "bonds of the New Series"), all bonds of all series issued and to be issued under and equally and ratably

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secured  (except in so far as any  sinking or  analogous  fund,  established  in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture dated November 1, 1944 (sometimes referred to as the "Original Indenture" and together with all indentures supplemental thereto, called the "Mortgage"), under which United States Trust Company of New York is successor trustee (herein called the "Trustee"), and to which Mortgage reference is made for a description of the property mortgaged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured.
        The Mortgage contains provisions permitting the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Mortgage, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of the outstanding bonds of such one or more series affected, except that if any such action would affect the bonds of two or more series, the holders of not less than seventy-five per centum

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(75%) in principal amount of outstanding bonds of such two or more series, which
need  not  include   seventy-five  per  centum  (75%)  in  principal  amount  of outstanding bonds of each of such series, determined and evidenced as provided in the Mortgage, on behalf of the holders of all the bonds, to waive any past default under the Mortgage and its consequences except a completed default, as defined in the Mortgage, in respect of the payment of the principal of or interest on any bond or default arising from the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property, subject to the condition that, in the case the rights of the holders of less than all of the series of bonds outstanding shall be affected, no waiver of any past default or its consequences shall be effective unless approved by the holders of not less than a majority of all the bonds at the time outstanding. The Mortgage also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Mortgage, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of the outstanding bonds of such one or more series affected, except that if any such action would affect the

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bonds of two or more  series,  the  holders  of not less than  seventy-five  per centum (75%) in principal amount of outstanding bonds of such two or more series, which need not include seventy-five per centum (75%) in principal amount of outstanding bonds of each of such series, determined and evidenced as provided in the Mortgage, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property, or (iv) deprive the holder of any outstanding bond of the lien of the Mortgage on any of the mortgaged property. Any such waiver or consent by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond.

No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.
        Bonds of the New Series are issuable only in fully registered form and in denominations of $5,000, and any integral multiple of $5,000.
        In the manner and subject to the limitations provided in the Mortgage, bonds of the New Series may be exchanged for a like aggregate principal amount of bonds of the New Series of other authorized denominations without charge except for any tax or taxes or governmental charges incident to such exchange.
        Bonds of the New Series are subject to redemption at the option of the Company on any date on or after May 1, 2007, in whole or in part by lot at the applicable optional redemption price shown below as a percentage of the principal amount, plus interest accrued to the redemption date:

             Redemption Periods                          Optional Redemption
           (both dates inclusive)                        Price
           ----------------------                        --------------------
May 1, 2007 through April 30, 2008                       102%
May 1, 2008 through April 30, 2009                       101%
May 1, 2009 and thereafter                               100%

        Bonds of the New Series shall be redeemable at the option of the Company in whole, at any time prior to maturity at 100% of the principal amount thereof, together with accrued interest to the redemption date if any one or more of the following events shall have occurred, as evidenced in each case by a certificate of the Company delivered to the Trustee to the effect that one of such events has occurred, and describing the same: (i) the Company shall have determined that the continued operation of certain solid waste disposal facilities (the "Project Facilities") which are the subject of a Pollution Control Facilities Loan Agreement (the "Agreement") dated as of May 1, 1997 entered into by the Company with Indiana County Industrial Development Authority (the "Authority") is impracticable, uneconomical or undesirable for any reason; or (ii) all or substantially all of the Project Facilities shall have been condemned or taken by a competent authority; or (iii) the operation of the Project Facilities shall have been enjoined or shall have been otherwise prohibited by, or shall conflict with, any order or rule of any court of competent jurisdiction or of any federal, state or local regulatory body, administrative agency or other governmental body having jurisdiction over the Project Facilities.
        Bonds of the New Series shall be subject to redemption as a whole, as more fully provided in Section 8.08 of the Mortgage, at 100% of the principal amount thereof, together with accrued interest to the redemption date, in the event (a) that all the outstanding common stock of the Company shall be acquired by some governmental body or instrumentality and the Company elects to redeem all the bonds of all series, the redemption date in any such event to be not more than one hundred twenty days after the date on which all said stock is so acquired, or (b) that all or substantially all of the mortgaged property (constituting bondable property as defined in the Mortgage) which at the time shall be subject to the lien of the Mortgage as a first lien shall be released from the lien of the Mortgage pursuant to the provisions thereof, and available moneys in the hands of United States Trust Company of New York, or its successor, as Trustee, including any moneys deposited by the Company for the purpose, are sufficient to redeem all the bonds of all series at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.
        Notice with respect to any redemption of the bonds of the New Series shall be mailed by the Company to the Authority, the Authority Trustee (as defined hereinbelow) and the Trustee not less than forty-five (45) days and not more than ninety (90) days prior to the redemption date and shall specify the matters set forth in the penultimate sentence of the first paragraph and, if applicable, the second sentence of the third paragraph of Section 8.02 of the Original Indenture. Each holder of bonds of the New Series by the acceptance of such bonds waives the right to any publication of a notice of such redemption in any newspaper as specified in Section 8.02 of the Original Indenture.
        Redemption of the bonds of the New Series may be effected, out of cash deposited pursuant to Sections 5.06, 5.07 and 5.08, and Article IX of the Mortgage, the premium, if any, and accrued interest in case of any such redemption to be paid out of cash deposited by the Company for the purpose.
     The Mortgage provides that any notice of redemption of bonds may state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption and such notice shall be of no effect unless such moneys are received before such date.
        The Mortgage provides that if the Company shall deposit with the Trustee in trust for the purpose, funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption and premium, if any, thereon, and all interest payable on such bonds (or portions) to the date on which they become due and payable at maturity or upon redemption or otherwise, and complies with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds (or portions) shall no longer be secured by the lien of the Mortgage.
        The Mortgage provides that, upon any partial redemption of a fully registered bond, upon surrender thereof endorsed for transfer, new bonds of the same series and of authorized denominations in principal amount equal to the unredeemed portion of such fully registered bond will be delivered without charge in exchange therefor.
     The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.
        Bonds of the New Series are subject to mandatory redemption in whole, or, if less than all of the Authority's Pollution Control Revenue Bonds, 1997 Series A (Metropolitan Edison Company Project) (hereinafter sometimes referred to as the "Authority Bonds") under a Trust Indenture dated as of May 1, 1997 (hereinafter sometimes referred to as the "Authority Indenture") between the Authority and United States Trust Company of New York, as trustee (hereinafter sometimes referred to as the "Authority Trustee") are then subject to mandatory redemption pursuant to Section 6.05 of the Authority Indenture, in part in an amount equal to the Authority Bonds then subject to redemption, upon a redemption date (which date shall be fixed by the Company, after receipt by the Trustee and the Company of a written demand for redemption by the Authority Trustee, in a written notice mailed by the Company to the Trustee and to the Authority Trustee at least forty-five (45) days prior to the date so fixed) which shall be within 120 days (or, in the absence of a written notice mailed by the Company, as aforesaid, on the 120th day) after a final determination by a court of competent jurisdiction or an administrative agency, to the effect that, as a result of a failure by the Company to perform or observe any covenant, condition or agreement on its part to be observed or performed under the Agreement or the inaccuracy of any representation by the Company under the Agreement, the interest payable on the Authority Bonds is includable for Federal income tax purposes in the holder's gross income, other than any holder of the Authority Bonds who is a "substantial user" of the Project Facilities or a "related person" within the meaning of
Section 147(a) of the Internal Revenue Code of 1986, as amended (the "Code") to the extent necessary in order to redeem the Authority Bonds so that interest payable on the Authority Bonds remaining outstanding after such redemption of the Authority Bonds would not, in the opinion of recognized bond counsel, be included in the gross income of any holders, other than a holder of an Authority Bond who is a "substantial user" of the Project Facilities or a "related person" within the meaning of Section 147(a) of the Code. No determination by any court or administrative agency shall be considered final unless the Company shall have been given timely notice of the proceeding which resulted in such determination and an opportunity to participate in such proceeding, either directly or through a holder of an Authority Bond, to a degree it deems sufficient and until the conclusion of any appellate review or rehearing sought by any party to such proceeding or the expiration of the time for seeking such review or hearing. The Company shall not redeem bonds of the New Series if it receives a written cancellation of the written demand from the Authority Trustee. Any such written demand from the Authority Trustee or a cancellation of such written demand shall be executed on behalf of such Authority Trustee by its President or a Vice President or a trust officer and shall be deemed received by the Trustee when delivered at its corporate trust office in the Borough of Manhattan, The City of New York. The Trustee may conclusively rely as to the truth of the statements contained therein, upon any such demand or cancellation.
        Bonds of the New Series are subject to mandatory repurchase by the Company prior to maturity at 100% of the principal amount thereof, plus interest accrued to the repurchase date, in whole, upon a repurchase date (which date shall be fixed by the Company in a written notice mailed by the Company to the Trustee and to the Authority Trustee) which shall be within ten (10) days after receipt by the Trustee and the Company of a written demand for repurchase by the Authority Trustee, stating that the principal of all Authority Bonds then outstanding under the Authority Indenture has been declared to be immediately due and payable pursuant to the provisions of Section 8.02 thereof due to an event of default under Section 8.01 A, B, or C thereof.
        No recourse shall be had for the payment of the principal or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Mortgage or under or upon any obligation, covenant or agreement contained in the Mortgage, against any incorporator, or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

                                  ARTICLE III.
                    Subjecting Certain Property Specifically
                           to the Lien of the Mortgage

        AND THIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH: That in consideration of the premises, and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustee at or before the ensealing and delivery of these presents, Metropolitan Edison Company has granted, bargained, sold, aliened, enfeoffed, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, enfeoff, release, convey, assign, transfer, pledge, set over and confirm, unto United States Trust Company of New York, as Trustee, and to its successors and assigns forever, all of the following described property, to wit:
        All property, real, personal and mixed, tangible and intangible, owned by the Company, or in which it owns an interest,  on the date of the execution hereof, or (subject to the provisions of
Article XIII of the Mortgage) which may hereafter be acquired by it, wheresoever situate, and necessary or appropriate to the public utility plant and business of the Company and to its operation as a going concern, except such property as is hereinafter expressly excepted and excluded from the lien and operation of the Mortgage. The property covered by the lien of the Mortgage shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the following described property:

                                     FIRST.
                                PARCEL NUMBER ONE
                         ADDITION TO SUBSTATION PROPERTY
                         -------------------------------

        ALL THAT CERTAIN tract of land in the City of Reading, County of Berks and Commonwealth of Pennsylvania, containing approximately 11,500 square feet and granted and conveyed unto Metropolitan Edison Company by Consolidated Rail Corporation by deed dated October 31, 1996, and recorded in the Office for the Recording of Deeds in and for said County in Book 2804, Page 1338.

                                     SECOND.
        Also all power houses, plants, buildings, distributing stations, substations, transforming stations and other structures for or used for or intended for use in connection with the manufacture, generation, transmission or furnishing of electricity, and the machinery, fixtures, fittings and equipment thereof or appurtenant thereto, including, without limiting the generality of the foregoing, all dynamos, engines, turbines, boilers, pumps, generators, transformers, converters, regulators, exciters, meters, shafting and belting and all other apparatus and appliances for generating or producing electricity, which are owned by the Company, or in which it owns an interest, on the date of the execution hereof or (subject to the provisions of Article XIII of the Mortgage) which may be hereafter acquired by it, wheresoever situate, and necessary or appropriate to the public utility plant and business of the Company and to its operation as a going concern, except such property as is hereinafter expressly excepted and excluded from the lien and operation of the Mortgage.

                                     THIRD.

        Also all transmission and distribution lines and systems, whether underground, surface or overhead, for or used for or intended for use in connection with the transmission and distribution of electricity, and the conduits, poles, cross arms, insulators, transformers, cables, wires, meters, fixtures, tools, supplies and all other apparatus and appliances connected therewith or appurtenant thereto which are owned by the Company, or in which it owns an interest, on the date of the execution hereof or (subject to the provisions of Article XIII of the Mortgage) which may be hereafter acquired by it.

                                     FOURTH.

        Also  all  franchises,   immunities,   privileges,   permits,  licenses,
easements and rights of way authorizing, permitting or facilitating the erection, maintenance or operation upon, over or under any streets, avenues, highways, alleys, lanes, walks, parks and other public places in any county, city, borough, town, township or village, or upon, over or under any private property of poles, towers, wires, conduits, mains, pipes or other structures or apparatus for the transmission or distribution of electricity or otherwise relating to the business of producing, transmitting and distributing electricity, which are owned by the Company, or in which it owns an interest, on the date of the execution hereof or (subject to the provisions of Article XIII of the Mortgage) which may be hereafter acquired by it.

                            GENERAL SUBJECT CLAUSES.

        SUBJECT, HOWEVER, to the reservations, mining rights, exceptions, conditions, limitations and restrictions contained in the several deeds, franchises and contracts or other instruments through which the Company acquired or claims title to or enjoys the use of said properties; to statutory and municipal requirements relating to land and buildings; to the rights of the public and others in streets, roads and highways, opened, or laid out but unopened, crossing or bounding any of the said parcels; to the rights of owners abutting thereon in any stream, drain or ditch crossing or bounding any of the said parcels; to the rights of the Commonwealth of Pennsylvania in and to any of the lands located in any streams or rivers abutting any of the said parcels; and to the rights of electric, gas, telephone, telegraph and pipeline companies to maintain and operate pole lines and gas and petroleum products mains and pipes over or through any of the said parcels or on or in the streets, roads or highways abutting thereon as the same existed at the time of acquisition of said parcels by the Company; and to any easements visible on the ground at the time of such acquisition, but not evidenced by recorded agreements or grants.

                               EXCEPTED PROPERTY.

        EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Supplemental Indenture and from the lien and operation hereof, all property of every kind and type excepted and excluded from the Mortgage by subdivisions II (to the extent that such real estate is still owned by the Company) and III under the heading "Excepted Property" therein to the extent there indicated and reference is hereby made to said Mortgage for a description thereof.
        TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the property covered by this Supplemental Indenture or intended so to be, or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 9.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the property covered by this Supplemental Indenture or intended so to be and every part and parcel thereof.
        TO HAVE AND TO HOLD the property covered by this Supplemental Indenture or intended so to be to the Trustee, its successors and assigns, forever, upon and subject to the trusts, uses, conditions, covenants and provisions of the Mortgage.

                                   ARTICLE IV.

                                  Miscellaneous

        SECTION 1. The Trustee, for itself and its successors in said trusts, hereby accepts the conveyance, transfer and assignment of the property included in this Supplemental Indenture upon the trusts, terms and conditions expressed in the Mortgage.
        SECTION 2. This Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.
        SECTION 3. The recitals of fact contained herein and in the bonds of the New Series (other than the Trustee's certificate of authentication) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same.
        IN WITNESS WHEREOF, METROPOLITAN EDISON COMPANY, party of the first part, has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary, and UNITED STATES TRUST COMPANY OF NEW YORK, party of the second part, in token of its acceptance of the trust hereby created, has caused this instrument to be signed in its name and behalf by an Assistant Vice President and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

                           METROPOLITAN EDISON COMPANY


                                       By

                                 Vice President

Attest:



                              , Assistant Secretary



Signed, sealed and delivered by said Metropolitan Edison Company in the presence of:

                     UNITED STATES TRUST COMPANY OF NEW YORK



                                       By

                         Louis P. Young, Vice President


Attest:


        Robert F. Lee, Assistant Secretary


Signed, sealed and delivered by said
United States Trust Company of New York
in the presence of:

COMMONWEALTH OF PENNSYLVANIA      )
                                      : ss.
COUNTY OF BERKS                                      )


        On the 19th day of May, 1997, before me, a Notary Public of the State and County aforesaid, the undersigned officer, personally appeared , who acknowledged himself to be a Vice President of Metropolitan Edison Company, a corporation, and that he as such Vice President of the said corporation, being duly authorized to do so, executed the foregoing Supplemental Indenture for the purposes therein contained by signing the name of the corporation by himself as Vice President.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.






Sworn to and subscribed before me the day and year aforesaid.

STATE OF NEW YORK        )
                                      : ss.
COUNTY OF NEW YORK       )


        On the 19th day of May, 1997, before me, a Notary Public of the State and County aforesaid, the undersigned officer, personally appeared Louis P. Young, who acknowledged himself to be a Vice President of UNITED STATES TRUST COMPANY OF NEW YORK, a corporation, and that as such Vice President of the said corporation, being duly authorized to do so, executed the foregoing Supplemental Indenture for the purposes therein contained by signing the name of the corporation by himself as Vice President.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.










Sworn to and subscribed before me the day and year aforesaid.